Exhibit 99.01

Green Dot Reports First Quarter 2018 Results

•	Sets New Record for Revenue, Adjusted EBITDA, non-GAAP EPS and GAAP EPS

•	Raises Top and Bottom Line Guidance for Full Year 2018

•	First Quarter 2018 Total Operating Revenues, GAAP Net Income and GAAP Diluted EPS up 25%, 72% and 65%, respectively

•	First Quarter 2018 Adjusted EBITDA and non-GAAP EPS up 16% and 40%, respectively

Pasadena, CA - May 9, 2018 - Green Dot Corporation (NYSE: GDOT), today reported financial results for the quarter ended March 31, 2018.
For the first quarter of 2018, Green Dot reported total operating revenues of $315.0 million and GAAP net income and GAAP diluted earnings per common share of $70.0 million and $1.29, respectively. Green Dot also reported adjusted EBITDA1 and non-GAAP diluted earnings per common share1 of $104.1 million and $1.40, respectively.
Said Green Dot Founder and CEO, Steve Streit, “Green Dot’s unique “Products and Platform” model and the disciplined execution of our “2018 Six Step Plan” continues to yield very impressive results, delivering yet another consecutive quarter where we’ve exceeded our top and bottom line financial expectations and set new records for nearly all key operating metrics in both reporting segments. The ongoing financial momentum we are seeing in both Green Dot’s own established product lines and those new products being powered by Green Dot’s “Banking-as-a-Service,” or BaaS, Platform provides us the ability to raise both top and bottom line full year financial guidance."
GAAP financial results for the first quarter of 2018 compared to the first quarter of 2017:

•
Total operating revenues on a generally accepted accounting principles (GAAP) basis were $315.0 million for the first quarter of 2018, up from $253.0 million for the first quarter of 2017, representing a year-over-year increase of 25%.

•	GAAP net income was $70.0 million for the first quarter of 2018, up from $40.8 million for the first quarter of 2017, representing a year-over-year increase of 72%.

•	GAAP diluted earnings per common share was $1.29 for the first quarter of 2018, up from $0.78 for the first quarter of 2017, representing a year-over-year increase of 65%.
Non-GAAP financial results for the first quarter of 2018 compared to the first quarter of 2017:1

•
Adjusted EBITDA[1] was $104.1 million, or 33.1% of total operating revenues for the first quarter of 2018, up from $89.6 million, or 35.4% of total operating revenues for the first quarter of 2017, representing a year-over-year increase of 16%.

•	Non-GAAP net income[1] was $75.9 million for the first quarter of 2018, up from $52.4 million for the first quarter of 2017, representing a year-over-year increase of 45%.

•	Non-GAAP diluted earnings per share[1] was $1.40 for the first quarter of 2018, up from $1.00 for the first quarter of 2017, representing a year-over-year increase of 40%.

1
Reconciliations of net income to non-GAAP net income, diluted earnings per share to non-GAAP diluted earnings per share and net income to adjusted EBITDA, respectively, are provided in the tables immediately following the consolidated financial statements. Additional information about the Company's non-GAAP financial measures can be found under the caption “About Non-GAAP Financial Measures” below.

The Company's key business metrics described in the latest Annual Report on Form 10-K have been revised to include additional product lines or services that have grown to become sufficiently material to warrant inclusion. Previously reported metrics have been restated for comparability.
The Company believes the following measures are the primary indicators of quarterly and annual revenues and expenses:
Gross Dollar Volume - represents the total dollar volume of funds loaded to the Company’s account products. The Company uses this metric to analyze the total amount of money moving onto its account programs, determine the overall engagement and usage patterns of its account holder base and serves as a leading indicator of revenue generated through its Account Services segment products, inclusive of interest income generated on deposits held at Green Dot Bank, fees charged to account holders and interchange revenues generated through the spending of account balances.
Number of Active Accounts - represents any bank account within our Account Services segment that is subject to United States Patriot Act compliance and, therefore, requires customer identity verification prior to use and is intended to accept ongoing customer cash or ACH deposits.  This includes general purpose reloadable prepaid card accounts, demand deposit or "checking" accounts, and credit card accounts in the Company’s portfolio that had a purchase, deposit or ATM withdrawal transaction during the applicable quarter. The Company uses this metric to analyze the overall size of its active customer base and to analyze multiple metrics expressed as an average across this active account base.
Purchase Volume - represents the total dollar volume of purchase transactions made by the Company’s account holders. This metric excludes the dollar volume of ATM withdrawals. The Company uses this metric to analyze interchange revenue, which is a key component of its financial performance.
Number of Cash Transfers - represents the total number of cash transfer transactions conducted by consumers, such as a point-of-sale swipe reload transaction, the purchase of a MoneyPak or an e-cash mobile remittance transaction marketed under various brand names, that the Company conducted through its retail distributors in a specified period. This metric excludes disbursements made through the Company’s Simply Paid wage disbursement platform. The Company reviews this metric as a measure of the size and scale of its retail cash processing network, as an indicator of customer engagement and usage of its products and services, and to analyze cash transfer revenue, which is a key component of the Company’s financial performance.
Number of Tax Refunds Processed - represents the total number of tax refunds processed in a specified period. The Company reviews this metric as a measure of the size and scale of its tax refund processing platform and as an indicator of customer engagement and usage of its products and services.
The following table shows the Company's quarterly key business metrics for each of the last five calendar quarters under these revised definitions.

	2018	2017
	Q1	Q4	Q3	Q2	Q1
	(In millions)
Gross dollar volume	$11,719	$8,425	$7,683	$7,511	$7,485
Number of active accounts at quarter end	6.01	5.30	5.27	5.15	5.05
Purchase volume	$7,470	$5,661	$5,235	$5,233	$5,505
Number of cash transfers	10.10	9.95	9.80	9.55	9.30
Number of tax refunds processed	8.75	0.06	0.10	2.41	8.60

For comparative purposes, the following table shows the Company's quarterly key business metrics for each of the last five calendar quarters under the prior year definitions described in the Company's latest Annual Report on Form 10-K.

	2018	2017
	Q1	Q4	Q3	Q2	Q1
	(In millions)
Gross dollar volume	$11,654	$8,556	$7,856	$7,687	$7,707
Number of active cards at quarter end	5.96	5.26	5.23	5.15	5.05
Purchase volume	$7,440	$5,645	$5,206	$5,226	$5,503
Number of cash transfers	10.10	9.95	9.80	9.55	9.30
Number of tax refunds processed	8.75	0.06	0.10	2.41	8.60
Said Mark Shifke, Green Dot’s Chief Financial Officer, “Our upwardly revised full year top and bottom line guidance is a reflection of the strong financial results we achieved in Q1, further supported by the continuing strong business momentum in our six revenue divisions and our bank. Additionally, the material ongoing margin expansion from our existing product lines is expected to drive consolidated adjusted EBITDA margin expansion of approximately 360 basis points in the second half of the 2018 as compared with the second half of 2017, which is expected to result in consolidated margin expansion of approximately 100 basis points at the midpoint of our revised 2018 full year guidance as compared to full year 2017.”
Updated Outlook for 2018
Green Dot has provided its updated outlook for 2018. Green Dot’s outlook is based on a number of assumptions that management believes are reasonable at the time of this earnings release. Information regarding potential risks that could cause the actual results to differ from these forward-looking statements is set forth below and in Green Dot's filings with the Securities and Exchange Commission.
Total Operating Revenues

•	Green Dot now expects its full year total operating revenues to be between $1,002 million and $1,012 million, versus its previous guidance range of $982 million and $997 million.

•	For Q2, Green Dot expects total operating revenues to be approximately $249 million.
Adjusted EBITDA2

•	Green Dot now expects its full year adjusted EBITDA[2] to be between $240 million and $245 million, versus its previous guidance range of $236 million and $241 million.

•	For Q2, Green Dot expects adjusted EBITDA[2] to be approximately $52 million.
Non-GAAP EPS2

•	Green Dot now expects its full year non-GAAP EPS[2] to be between $2.93 and $3.00, versus its previous guidance range of $2.81 and $2.88.

•	For Q2, Green Dot expects non-GAAP EPS[2] to be approximately $0.62.

2
Reconciliations of forward-looking guidance for these non-GAAP financial measures to their respective, most directly comparable projected GAAP financial measures are provided in the tables immediately following the reconciliation of Net Income to Adjusted EBITDA.

The components of Green Dot's non-GAAP EPS2 guidance range are as follows:

	Range
	Low	High
	(In millions except per share data)
Adjusted EBITDA	$240.0	$245.0
Depreciation and amortization*	(42.0)	(42.0)
Net interest income **	15.5	15.5
Non-GAAP pre-tax income	$213.5	$218.5
Tax impact***	(53.4)	(54.6)
Non-GAAP net income	$160.1	$163.9
Diluted weighted-average shares issued and outstanding	54.6	54.6
Non-GAAP earnings per share	$2.93	$3.00

*	Excludes the impact of amortization of acquired intangible assets
**	Excludes the impact of amortization of deferred financing costs
***	Assumes a non-GAAP effective tax rate of 25% for full year. This rate reflects the expected impact of the new tax law (the Tax Cuts and Jobs Act)

2
Reconciliations of forward-looking guidance for these non-GAAP financial measures to their respective, most directly comparable projected GAAP financial measures are provided in the tables immediately following the reconciliation of Net Income to Adjusted EBITDA.

Supplemental Financial Presentation Information
As mentioned during Green Dot's previous quarterly earnings call on February 21, 2018, Green Dot will adjust its presentation of revenue beginning in 2019 to better reflect its successful evolution into a diverse technology-focused bank holding company that generates its revenue through a unique “Products and Platform” operating model.
Beginning in 2019, Green Dot will be presenting net interest income generated at Green Dot Bank from the investment of customer deposits as a component of GAAP total operating revenues, whereas today that item is reported below operating income and is consolidated along with net interest income generated outside the bank. Net interest income at Green Dot Bank is becoming an increasingly important revenue component as Green Dot Bank's ability to invest its growing customer balances and generate interest income is one of several unique advantages of Green Dot being not just a leading consumer technology company, but also a federally regulated bank. Net interest income generated outside of Green Dot Bank will continue to be reported below the line as it is currently.
Also beginning in 2019, Green Dot will be presenting a new non-GAAP revenue figure that reduces GAAP total operating revenue by commissions and certain processing-related costs associated with certain “Banking as a Service,” or “BaaS," partner programs, where the partner and not Green Dot controls customer acquisition. Green Dot believes that a net revenue presentation will better reflect the relevant amount of revenue Green Dot generates in respect of these types of BaaS platform programs.
The following table provides supplemental financial presentation information for first quarter 2018 and 2017 under the new format discussed above:

	Three Months Ended March 31,
	2018	2017
	(In millions)
Total operating revenues	$315.0	$253.0
Account generated interest income	5.3	2.8
Total operating revenues (inclusive of interest income)	$320.3	$255.8
Adjustments*	(13.2)	(2.8)
Non-GAAP Revenues	$307.1	$253.0

Adjusted EBITDA[2]	$104.1	$89.6
Account generated interest income	5.3	2.8
Adjusted EBITDA[2] (inclusive of interest income)	$109.4	$92.4
Adjusted EBITDA2/Non-GAAP revenues (adjusted EBITDA margin)	35.6%	36.5%

*	Represents commissions and certain processing-related costs associated with BaaS products and services where Green Dot does not control customer acquisition

2
Reconciliations of forward-looking guidance for these non-GAAP financial measures to their respective, most directly comparable projected GAAP financial measures are provided in the tables immediately following the reconciliation of Net Income to Adjusted EBITDA.

Conference Call
The Company will host a conference call to discuss first quarter 2018 financial results today at 5:00 p.m. ET. Hosting the call will be Steve Streit, Chief Executive Officer, and Mark Shifke, Chief Financial Officer. The conference call can be accessed live over the phone by dialing (888) 348-8307, or for international callers (412) 902-4242. A replay will be available approximately two hours after the call concludes and can be accessed by dialing (844) 512-2921, or for international callers (412) 317-6671; and entering the conference ID 10119906. The replay of the webcast will be available until Wednesday, May 16, 2018. The call will be webcast live from the Company's investor relations website at http://ir.greendot.com/.
Forward-Looking Statements
This earnings release contains forward-looking statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements include, among other things, statements regarding the Company's future performance contained under "Updated Outlook for 2018" and in the quotes of its executive officers and other future events that involve risks and uncertainties. Actual results may differ materially from those contained in the forward-looking statements contained in this earnings release, and reported results should not be considered as an indication of future performance. The potential risks and uncertainties that could cause actual results to differ from those projected include, among other things, the timing and impact of revenue growth activities, the Company's dependence on revenues derived from Walmart, impact of competition, the Company's reliance on retail distributors for the promotion of its products and services, demand for the Company's new and existing products and services, continued and improving returns from the Company's investments in new growth initiatives, potential difficulties in integrating operations of acquired entities and acquired technologies, the Company's ability to operate in a highly regulated environment, changes to existing laws or regulations affecting the Company's operating methods or economics, the Company's reliance on third-party vendors, changes in credit card association or other network rules or standards, changes in card association and debit network fees or products or interchange rates, instances of fraud developments in the prepaid financial services industry that impact prepaid debit card usage generally, business interruption or systems failure, and the Company's involvement litigation or investigations. These and other risks are discussed in greater detail in the Company's Securities and Exchange Commission filings, including its most recent annual report on Form 10-K and quarterly report on Form 10-Q, which are available on the Company's investor relations website at ir.greendot.com and on the SEC website at www.sec.gov. All information provided in this release and in the attachments is as of May 9, 2018, and the Company assumes no obligation to update this information as a result of future events or developments.
About Non-GAAP Financial Measures
To supplement the Company's consolidated financial statements presented in accordance with accounting principles generally accepted in the United States of America (GAAP), the Company uses measures of operating results that are adjusted to exclude net interest income and expense; income tax benefit and expense; depreciation and amortization, including amortization of acquired intangibles; employee stock-based compensation and related employer payroll taxes; incremental expenses related to the delay in migration of the Company’s remaining customer accounts from its former processor to its new processor; change in the fair value of contingent consideration; transaction costs; impairment charges; extraordinary severance expenses; legal settlement expenses; other charges and income; and income tax effects. This earnings release includes adjusted EBITDA, non-GAAP net income, and non-GAAP earnings per share. It also includes full-year 2018 guidance for adjusted EBITDA, non-GAAP net income and non-GAAP EPS. These non-GAAP financial measures are not calculated or presented in accordance with, and are not alternatives or substitutes for, financial measures prepared in accordance with GAAP, and should be read only in conjunction with the Company's financial measures prepared in accordance with GAAP. The Company's non-GAAP financial measures may be different from similarly-titled non-GAAP financial measures used by other companies. The Company believes that the presentation of non-GAAP financial measures provides useful information to management and investors regarding underlying trends in its consolidated financial condition and results of operations. The Company's management regularly uses these supplemental non-GAAP financial measures internally to understand, manage and evaluate the Company's business and make operating decisions. For additional information regarding the Company's use of non-GAAP financial measures and the items excluded by the Company from one or more of its historic and projected non-GAAP financial measures, investors are encouraged to review the reconciliations of the Company's historic and projected non-GAAP financial measures to the comparable GAAP financial measures, which are attached to this earnings release, and which can be found by clicking on “Financial Information” in the Investor Relations section of the Company's website at http://ir.greendot.com/.
About Green Dot
Green Dot Corporation is a pro-consumer bank holding company and financial technology innovator with a mission to reinvent personal banking for the masses. Green Dot employs a unique “products and platform” operating model whereby it uses its robust banking and technology assets to design, build and distribute its own branded financial services products directly to consumers through a large-scale omni-channel national distribution platform; while also allowing qualified third party partners to access those same banking and technology assets to design, build and distribute their own bespoke financial services directly to their consumers through their own distribution platforms. Through its six revenue divisions plus Green Dot Bank, Green Dot is a leading provider of prepaid cards, debit cards, checking accounts, secured credit cards, payroll debit cards, consumer cash processing services, wage disbursements and tax refund processing services. With approximately 100,000 major name U.S. retail stores selling its products, several leading direct-to-consumer websites, thousands of tax preparation offices, several apps available in the two leading app stores and distribution through several enterprise-scale “Banking as a Service,” or BaaS, partnerships, Green Dot is one of the most broadly distributed banking franchises in the United States. Green Dot Corporation is headquartered in Pasadena, California, with additional facilities throughout the United States and in Shanghai, China.

Contacts
Investor Relations
IR@greendot.com

Media Relations
Brian Ruby, 203-682-8286
Brian.Ruby@icrinc.com

GREEN DOT CORPORATION
CONSOLIDATED BALANCE SHEETS

	March 31, 2018	December 31, 2017
	(unaudited)
Assets	(In thousands, except par value)
Current assets:
Unrestricted cash and cash equivalents	$1,268,137	$919,243
Restricted cash	86,608	90,852
Investment securities available-for-sale, at fair value	15,875	11,889
Settlement assets	179,520	209,399
Accounts receivable, net	29,337	35,277
Prepaid expenses and other assets	53,219	47,086
Income tax receivable	—	7,459
Total current assets	1,632,696	1,321,205
Investment securities available-for-sale, at fair value	132,673	141,620
Loans to bank customers, net of allowance for loan losses of $451 and $291 as of March 31, 2018 and December 31, 2017, respectively	19,713	18,570
Prepaid expenses and other assets	8,157	8,179
Property and equipment, net	100,358	97,282
Deferred expenses	14,608	21,791
Net deferred tax assets	6,639	6,507
Goodwill and intangible assets	574,141	582,377
Total assets	$2,488,985	$2,197,531
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$32,398	$34,863
Deposits	1,293,272	1,022,180
Obligations to customers	69,874	95,354
Settlement obligations	11,672	6,956
Amounts due to card issuing banks for overdrawn accounts	1,239	1,371
Other accrued liabilities	105,640	123,397
Deferred revenue	22,999	30,875
Note payable	20,906	20,906
Income tax payable	2,818	74
Total current liabilities	1,560,818	1,335,976
Other accrued liabilities	31,612	30,520
Note payable	53,478	58,705
Net deferred tax liabilities	7,786	7,780
Total liabilities	1,653,694	1,432,981

Stockholders’ equity:
Class A common stock, $0.001 par value; 100,000 shares authorized as of March 31, 2018 and December 31, 2017; 51,841 and 51,136 shares issued and outstanding as of March 31, 2018 and December 31, 2017, respectively	52	51
Additional paid-in capital	356,052	354,789
Retained earnings	480,471	410,440
Accumulated other comprehensive loss	(1,284)	(730)
Total stockholders’ equity	835,291	764,550
Total liabilities and stockholders’ equity	$2,488,985	$2,197,531

GREEN DOT CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended March 31,
	2018	2017
	(In thousands, except per share data)
Operating revenues:
Card revenues and other fees	$130,060	$100,969
Processing and settlement service revenues	100,240	90,675
Interchange revenues	84,698	61,357
Total operating revenues	314,998	253,001
Operating expenses:
Sales and marketing expenses	91,968	71,685
Compensation and benefits expenses	54,507	41,218
Processing expenses	48,425	40,942
Other general and administrative expenses	43,718	37,780
Total operating expenses	238,618	191,625
Operating income	76,380	61,376
Interest income	5,600	2,854
Interest expense	(1,516)	(1,665)
Income before income taxes	80,464	62,565
Income tax expense	10,433	21,811
Net income	$70,031	$40,754

Basic earnings per common share:	$1.36	$0.81
Diluted earnings per common share:	$1.29	$0.78
Basic weighted-average common shares issued and outstanding:	51,439	50,458
Diluted weighted-average common shares issued and outstanding:	54,234	52,497

GREEN DOT CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Three Months Ended March 31,
	2018	2017
	(In thousands)
Operating activities
Net income	$70,031	$40,754
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of property and equipment	8,922	8,749
Amortization of intangible assets	8,236	6,557
Provision for uncollectible overdrawn accounts	18,385	18,246
Employee stock-based compensation	9,360	6,534
Amortization of premium on available-for-sale investment securities	320	322
Amortization of deferred financing costs	398	394
Impairment of capitalized software	—	156
Changes in operating assets and liabilities:
Accounts receivable, net	(12,626)	5,451
Prepaid expenses and other assets	(6,111)	968
Deferred expenses	7,183	5,565
Accounts payable and other accrued liabilities	(18,936)	(13,267)
Deferred revenue	(6,480)	(8,128)
Income tax receivable/payable	10,136	21,629
Other, net	51	929
Net cash provided by operating activities	88,869	94,859

Investing activities
Purchases of available-for-sale investment securities	(13,774)	(19,961)
Proceeds from maturities of available-for-sale securities	17,676	28,989
Proceeds from sales of available-for-sale securities	124	15,318
Payments for acquisition of property and equipment	(13,386)	(11,844)
Net increase in loans	(1,143)	(1,199)
Acquisition, net of cash acquired	—	(139,256)
Net cash used in investing activities	(10,503)	(127,953)

Financing activities
Borrowings from notes payable	—	20,000
Repayments of borrowings from notes payable	(5,625)	(25,625)
Borrowings on revolving line of credit	—	205,000
Repayments on revolving line of credit	—	(155,000)
Proceeds from exercise of options	7,802	5,155
Taxes paid related to net share settlement of equity awards	(15,898)	(2,162)
Net increase in deposits	271,092	88,947
Net increase in obligations to customers	9,115	8,269
Contingent consideration payments	(202)	(192)
Repurchase of Class A common stock	—	(50,000)
Deferred financing costs	—	(164)
Net cash provided by financing activities	266,284	94,228

Net increase in unrestricted cash, cash equivalents and restricted cash	344,650	61,134
Unrestricted cash, cash equivalents and restricted cash, beginning of period	1,010,095	744,761
Unrestricted cash, cash equivalents and restricted cash, end of period	$1,354,745	$805,895

Cash paid for interest	$1,118	$1,271
Cash paid for income taxes	$80	$122

Reconciliation of unrestricted cash, cash equivalents and restricted cash at end of period:
Unrestricted cash and cash equivalents	$1,268,137	$785,838
Restricted cash	86,608	20,057
Total unrestricted cash, cash equivalents and restricted cash, end of period	$1,354,745	$805,895

GREEN DOT CORPORATION
REPORTABLE SEGMENTS
(UNAUDITED)

	Three Months Ended March 31, 2018
	Account Services	Processing and Settlement Services	Corporate and Other	Total
	(In thousands)
Operating revenues	$222,434	$101,858	$(9,294)	$314,998
Operating expenses	169,488	50,673	18,457	238,618
Operating income	$52,946	$51,185	$(27,751)	$76,380

	Three Months Ended March 31, 2017
	Account Services	Processing and Settlement Services	Corporate and Other	Total
	(In thousands)
Operating revenues	$167,693	$93,710	$(8,402)	$253,001
Operating expenses	126,677	45,103	19,845	191,625
Operating income	$41,016	$48,607	$(28,247)	$61,376

The Company's operations are comprised of two reportable segments: 1) Account Services and 2) Processing and Settlement Services. The Account Services segment consists of revenues and expenses derived from the Company's deposit account programs, such as prepaid cards, debit cards, consumer and small business checking accounts, secured credit cards, payroll debit cards and gift cards. These deposit account programs are marketed under several of the Company's leading consumer brand names and under the brand names of the Company's Banking as a Service, or "BaaS," partners. The Processing and Settlement Services segment consists of revenues and expenses derived from the Company's products and services that specialize in facilitating the movement of cash on behalf of consumers and businesses, such as consumer cash processing services, wage disbursements and tax refund processing services. The Corporate and Other segment primarily consists of eliminations of intersegment revenues and expenses, unallocated corporate expenses, depreciation and amortization, and other costs that are not considered when management evaluates segment performance.

GREEN DOT CORPORATION
Reconciliation of Net Income to Non-GAAP Net Income (1)
(Unaudited)

	Three Months Ended March 31,
	2018	2017
	(In thousands, except per share data)
Net income	$70,031	$40,754
Employee stock-based compensation and related employer payroll taxes (3)	10,486	6,534
Amortization of acquired intangibles (4)	8,236	6,557
Transaction costs (4)	—	502
Amortization of deferred financing costs (5)	398	394
Impairment charges (5)	—	156
Extraordinary severance expenses (6)	106	1,079
Incremental processor expenses, net (8)	—	4,660
Income tax effect (7)	(13,373)	(8,274)
Non-GAAP net income	$75,884	$52,362
Diluted earnings per common share
GAAP	$1.29	$0.78
Non-GAAP	$1.40	$1.00

Diluted weighted-average common shares issued and outstanding	54,234	52,497

Supplemental Detail on Diluted Weighted-Average Shares Issued and Outstanding
(Unaudited)

	Three Months Ended March 31,
	2018	2017
	(In thousands)
Class A common stock outstanding as of March 31:	51,842	49,559
Weighting adjustment	(403)	899
Dilutive potential shares:
Stock options	535	603
Restricted stock units	1,337	1,186
Performance based restricted stock units	915	231
Employee stock purchase plan	8	19
Diluted weighted-average shares issued and outstanding	54,234	52,497

GREEN DOT CORPORATION
Reconciliation of Net Income to Adjusted EBITDA (1)
(Unaudited)

	Three Months Ended March 31,
	2018	2017
	(In thousands)
Net income	$70,031	$40,754
Net interest income (2)	(4,084)	(1,189)
Income tax expense	10,433	21,811
Depreciation and amortization of property and equipment (2)	8,922	8,749
Employee stock-based compensation and related employer payroll taxes (2)(3)	10,486	6,534
Amortization of acquired intangibles (2)(4)	8,236	6,557
Transaction costs (2)(4)	—	502
Impairment charges (2)(5)	—	156
Extraordinary severance expenses (2)(6)	106	1,079
Incremental processor expenses, net (2)(8)	—	4,660
Adjusted EBITDA	$104,130	$89,613

Total operating revenues	$314,998	$253,001
Adjusted EBITDA/Total operating revenues (adjusted EBITDA margin)	33.1%	35.4%
Reconciliation of Forward Looking Guidance for Non-GAAP Financial Measures to
Projected Adjusted EBITDA (1)
(Unaudited)

	FY 2018
	Range
	Low	High
	(In millions)
Net income	$106.1	$109.9
Adjustments (9)	133.9	135.1
Adjusted EBITDA	$240.0	$245.0

Total operating revenues	$1,012.0	$1,002.0
Adjusted EBITDA /Total operating revenues (Adjusted EBITDA margin)	24%	24%
Reconciliation of Forward Looking Guidance for Non-GAAP Financial Measures to
Projected GAAP Net Income (1)
(Unaudited)

	FY 2018
	Range
	Low	High
	(In millions, except per share data)
Net income	$106.1	$109.9
Adjustments (9)	54.0	54.0
Non-GAAP net income	$160.1	$163.9
Diluted earnings per share
GAAP	$1.94	$2.01
Non-GAAP	$2.93	$3.00

Diluted weighted-average shares issued and outstanding	54.6	54.6

(1)
To supplement the Company’s consolidated financial statements presented in accordance with GAAP, the Company uses measures of operating results that are adjusted to exclude various, primarily non-cash, expenses and charges. These financial measures are not calculated or presented in accordance with GAAP and should not be considered as alternatives to or substitutes for operating revenues, operating income, net income or any other measure of financial performance calculated and presented in accordance with GAAP. These financial measures may not be comparable to similarly-titled measures of other organizations because other organizations may not calculate their measures in the same manner as the Company does. These financial measures are adjusted to eliminate the impact of items that the Company does not consider indicative of its core operating performance. You are encouraged to evaluate these adjustments and the reasons the Company considers them appropriate.

The Company believes that the non-GAAP financial measures it presents are useful to investors in evaluating the Company’s operating performance for the following reasons:

▪
the Company records employee stock-based compensation from period to period, and recorded employee stock-based compensation expenses and related employer payroll taxes of approximately $10.5 million and $6.5 million for the three months ended March 31, 2018 and 2017, respectively. By comparing the Company’s adjusted EBITDA, non-GAAP net income and non-GAAP diluted earnings per share in different historical periods, investors can evaluate the Company’s operating results without the additional variations caused by employee stock-based compensation expense and related employer payroll taxes, which may not be comparable from period to period due to changes in the fair market value of the Company’s Class A common stock (which is influenced by external factors like the volatility of public markets and the financial performance of the Company’s peers) and is not a key measure of the Company’s operations;

▪
adjusted EBITDA is widely used by investors to measure a company’s operating performance without regard to items, such as net interest income and expense, income tax benefit and expense, depreciation and amortization, employee stock-based compensation and related employer payroll taxes, incremental expenses related to the delay in migration of the Company’s remaining customer accounts from its former processor to its new processor, changes in the fair value of contingent consideration, transaction costs, impairment charges, severance costs related to extraordinary personnel reductions, legal settlement expenses, and other charges and income that can vary substantially from company to company depending upon their respective financing structures and accounting policies, the book values of their assets, their capital structures and the methods by which their assets were acquired; and

▪	securities analysts use adjusted EBITDA as a supplemental measure to evaluate the overall operating performance of companies.
The Company’s management uses the non-GAAP financial measures:

▪	as measures of operating performance, because they exclude the impact of items not directly resulting from the Company’s core operations;

▪	for planning purposes, including the preparation of the Company’s annual operating budget;

▪	to allocate resources to enhance the financial performance of the Company’s business;

▪	to evaluate the effectiveness of the Company’s business strategies;

▪	to establish metrics for variable compensation; and

▪	in communications with the Company’s board of directors concerning the Company’s financial performance.
The Company understands that, although adjusted EBITDA and other non-GAAP financial measures are frequently used by investors and securities analysts in their evaluations of companies, these measures have limitations as an analytical tool, and you should not consider them in isolation or as substitutes for analysis of the Company’s results of operations as reported under GAAP. Some of these limitations are:

▪	that these measures do not reflect the Company’s capital expenditures or future requirements for capital expenditures or other contractual commitments;

▪	that these measures do not reflect changes in, or cash requirements for, the Company’s working capital needs;

▪	that these measures do not reflect interest expense or interest income;

▪	that these measures do not reflect cash requirements for income taxes;

▪
that, although depreciation and amortization are non-cash charges, the assets being depreciated or amortized will often have to be replaced in the future, and these measures do not reflect any cash requirements for these replacements; and

▪	that other companies in the Company’s industry may calculate these measures differently than the Company does, limiting their usefulness as comparative measures.

(2)
The Company does not include any income tax impact of the associated non-GAAP adjustment to adjusted EBITDA, as the case may be, because each of these non-GAAP financial measures is provided before income tax expense.

(3)
This expense consists primarily of expenses for restricted stock units (including performance-based restricted stock units) and related employer payroll taxes. Employee stock-based compensation expense is not comparable from period to period due to changes in the fair market value of the Company’s Class A common stock (which is influenced by external factors like the volatility of public markets and the financial performance of the Company’s peers) and is not a key measure of the Company’s operations. The Company excludes employee stock-based compensation expense from its non-GAAP financial measures primarily because it consists of non-cash expenses that the Company does not believe are reflective of ongoing operating results. The Company also believes that it is not useful to investors to understand the impact of employee stock-based compensation to its results of operations. Further, the related employer payroll taxes are dependent upon volatility in the Company's stock price, as well as the timing and size of option exercises and vesting of restricted stock units, over which the Company has limited to no control. This expense is included as a component of compensation and benefits expenses on the Company's consolidated statements of operations.

(4)
The Company excludes certain income and expenses that are the result of acquisitions. These acquisition related adjustments include the amortization of acquired intangible assets, changes in the fair value of contingent consideration, settlements of contingencies established at time of acquisition and other acquisition related charges, such as integration charges and professional and legal fees, which result in the Company recording expenses or fair value adjustments in its GAAP financial statements. The Company analyzes the performance of its operations without regard to these adjustments. In determining whether any acquisition related adjustment is appropriate, the Company takes into consideration, among other things, how such adjustments would or would not aid in the understanding of the performance of its operations. These items are included as a component of other general and administrative expenses on the Company's consolidated statements of operations.

(5)
The Company excludes certain income and expenses that are not reflective of ongoing operating results. It is difficult to estimate the amount or timing of these items in advance. Although these events are reflected in the Company's GAAP financial statements, the Company excludes them in its non-GAAP financial measures because the Company believes these items may limit the comparability of ongoing operations with prior and future periods. These adjustments include amortization attributable to deferred financing costs, impairment charges related to internal-use software, legal settlement expenses and other charges, as applicable for the periods presented. In determining whether any such adjustment is appropriate, the Company takes into consideration, among other things, how such adjustments would or would not aid in the understanding of the performance of its operations. These items, except for amortization of deferred financing costs, which is included as a component of interest expense, are included within other general and administrative expenses on the Company's consolidated statements of operations.

(6)
During the three months ended March 31, 2018, the Company recorded charges of $0.1 million for severance costs related to extraordinary personnel reductions. Although severance expenses are an ordinary part of its operations, the magnitude and scale of this reduction in workforce is not expected to be repeated. This expense is included as a component of compensation and benefits expenses on the Company's consolidated statements of operations.

(7)
Represents the tax effect for the related non-GAAP measure adjustments using the Company's year to date non-GAAP effective tax rate. It also excludes the impact of excess tax benefits related to stock-based compensation and one-time favorable adjustments to the Company’s deferred tax assets and liabilities, including the remeasurement of the Company’s deferred tax assets and liabilities associated with the Tax Cuts and Jobs Act (the “Tax Act”). As of March 31, 2018, the Company has not completed its accounting for the tax effects of the Tax Act. The Company’s tax benefit is provisional based on reasonable estimates for those tax effects. Changes to these estimates or new guidance issued by regulators may materially impact the Company’s provision for income taxes and effective tax rate in the period in which the adjustments are made. The Company expects to complete its accounting for the tax effects in the short term.

(8)
Represents the net incremental expenses associated with the Company's need to continue to support customer accounts on its legacy transaction processor that it had intended to migrate to its new processing platform in 2016.

(9)
These amounts represent estimated adjustments for net interest expense, income taxes, depreciation and amortization, employee stock-based compensation and related employer taxes, contingent consideration, transaction costs, impairment charges, severance costs related to extraordinary personnel reductions, legal settlement expenses, and other income and expenses. Employee stock-based compensation expense includes assumptions about the future fair value of the Company’s Class A common stock (which is influenced by external factors like the volatility of public markets and the financial performance of the Company’s peers).